EXHIBIT A

JOINT FILING AGREEMENT

The undersigned agree that the statement on Schedule 13G with respect to the Common Stock of Penn Virginia Corporation, dated as of November 14, 2017, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

EIG Management Company, LLC

By:	/s/ Randall S. Wade
Name:	Randall S. Wade
Title:	Chief Operating Officer

By:	/s/ Robert L. Vitale
Name:	Robert L. Vitale
Title:	General Counsel

Raptor Energy GP, LLC

By:	EIG Asset Management, LLC,
its sole member

By:	/s/ Randall S. Wade
Name:	Randall S. Wade
Title:	Chief Operating Officer

By:	/s/ Robert L. Vitale
Name:	Robert L. Vitale
Title:	General Counsel

EIG Asset Management, LLC

By:	/s/ Randall S. Wade
Name:	Randall S. Wade
Title:	Chief Operating Officer

By:	/s/ Robert L. Vitale
Name:	Robert L. Vitale
Title:	General Counsel

Page 17 of 18 Pages

EIG Global Energy Partners, LLC

By:	/s/ Randall S. Wade
Name:	Randall S. Wade
Title:	Chief Operating Officer

By:	/s/ Robert L. Vitale
Name:	Robert L. Vitale
Title:	General Counsel

The R. Blair Thomas 2010 Irrevocable Trust

By:	/s/ R. Blair Thomas
Name:	R. Blair Thomas
Title:	Trustee

R. Blair Thomas

/s/ R. Blair Thomas

The Randall Wade 2010 Irrevocable Trust

By:	/s/ Randall S. Wade
Name:	Randall S. Wade
Title:	Trustee

The Kristina Wade 2010 Irrevocable Trust

By:	/s/ Randall S. Wade
Name:	Randall S. Wade
Title:	Trustee

Randall S. Wade

/s/ Randall S. Wade

November 14, 2017

Page 18 of 18 Pages